Exhibit 99.2

CONSENT OF HOVDE GROUP, LLC

We hereby consent to the inclusion of our opinion letter, dated June 11, 2018, to the Board of Directors of First Green Bancorp, Inc. as an Appendix to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida, and to the references to our name and to the description of such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Hovde Group, LLC

Hovde Group, LLC
Inverness, Illinois
July 18, 2018

www.hovde.com

1824 Jefferson Place, NW	1629 Colonial Parkway	222 N. Sepulveda Boulevard #1306	3908 S. Ocean Boulevard, Suite M122
Washington, DC 20036	Inverness, IL 60067	El Segundo, CA 90245	Highland Beach, FL 33487
Telephone 202.775.8109	Telephone 847.991.6622	Telephone 310-535-0030	Telephone 561.279.7199
Facsimile 202.293.5287	Facsimile 847.991.5928	Facsimile 310-535-9203	Facsimile 561.278.5856